UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019 (January 25, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 28, 2019, we announced that our subsidiary, Sirius XM Radio Inc. (“Sirius Radio”), has received the requisite consents to adopt the proposed amendments (the “2020 Notes Proposed Amendments”) to the indenture governing Pandora Media, Inc.’s (“Pandora”) 1.75% Convertible Senior Notes due 2020 (the “2020 Notes”) in connection with Sirius Radio’s previously announced solicitation of consents with respect thereto (the “2020 Notes Consent Solicitation”), which expired at 5:00 p.m., New York City time, on January 25, 2019 (the “2020 Notes Expiration Time”).

Following the receipt of the requisite consents with respect to the 2020 Notes, on January 25, 2019, Pandora and Citibank, N.A., as trustee under the indenture governing the 2020 Notes (the “Trustee”), executed the First Supplemental Indenture, dated as of January 25, 2019 (the “2020 Notes First Supplemental Indenture”), to the indenture governing the 2020 Notes, dated as of December 9, 2015 (the “2020 Notes Indenture”), between Pandora and the Trustee, giving effect to the 2020 Notes Proposed Amendments. The 2020 Notes Proposed Amendments will expressly permit the transactions contemplated by our previously announced agreement and plan of merger and reorganization with Pandora (the “Acquisition”). The 2020 Notes Proposed Amendments also require Pandora to commence within 10 business days of the consummation of the Acquisition an offer to repurchase the 2020 Notes at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date.

The 2020 Notes Supplemental Indenture became effective upon execution thereof, but the 2020 Notes Proposed Amendments will not become operative until satisfaction or waiver of the conditions to the 2020 Notes Consent Solicitation, including that all conditions precedent to the closing of the Acquisition have been satisfied or waived at or prior to February 15, 2019 and payment of the consent fee, which Sirius Radio expects to occur on the closing date of the Acquisition.

The foregoing description of the 2020 Notes Supplemental Indenture is not complete and is qualified in its entirety by reference to the 2020 Notes Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 with respect to the 2020 Notes Supplemental Indenture is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events

We also announced that Sirius Radio has extended the expiration time of its previously announced consent solicitation with respect to Pandora’s 1.75% Convertible Senior Notes due 2023 (the “2023 Notes Consent Solicitation”) from 5:00 p.m., New York City time, on January 25, 2019 to 5:00 p.m., New York City time, on January 29, 2019. The 2023 Notes Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in the Consent Solicitation Statement, dated January 18, 2019, and related consent form, all of which remain unchanged except as set forth herein.

A copy of the press release announcing the expiration of the 2020 Notes Consent Solicitation and receipt of the requisite consents to the 2020 Notes Proposed Amendments and the extension of the expiration time of the 2023 Notes Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	First Supplemental Indenture, dated as of January 25, 2019, relating to the 1.75% Convertible Senior Notes due 2020, between Pandora Media, Inc. and Citibank, N.A., as trustee

99.1	Press Release dated January 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: January 28, 2019